Exhibit 99.1

iCAD REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

NASHUA, N.H. (November 2, 2016) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and nine months ended September 30, 2016.

Third Quarter Highlights:

•	Total revenue of $6.0 million

•	GAAP net loss of $2.7 million

•	Non-GAAP adjusted EBITDA loss of $1.6 million

•	Ended quarter with $10.5 million in cash and cash equivalents and no debt

“Our third quarter results reflect lower than anticipated Therapy system sales, however we continue to see good progress with one of our key growth drivers for the Therapy business heading into 2017 – substantially increasing the number of dermatology practices that offer our electronic brachytherapy solution for the treatment of non-melanoma skin cancer,” said Ken Ferry, Chief Executive Officer. “Also in our Cancer Therapy business, we continue to experience strong IORT procedure volume growth year to date, particularly in international markets, and we expect to enter several new geographies in 2017 that will further expand our market opportunity. In our Cancer Detection business, we have received extremely positive feedback on our breast tomosynthesis cancer detection solution from customers in Europe and remain confident that there will be strong demand in the U.S. upon regulatory clearance. We also remain on track with the development of a next generation, multi-vendor tomosynthesis cancer detection solution that we believe will further enhance our market opportunity in the second half of 2017.”

Third Quarter 2016 Financial Results

Revenue: Total revenue for the third quarter of 2016 decreased 37% to $6.0 million from $9.6 million in the third quarter of 2015, reflecting a 55% decrease in product revenue and a 21% decrease in service revenue. The decrease in the Company’s revenue in the third quarter of 2016 was primarily driven by lower Xoft system sales and the negative impact resulting from general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States in 2015. The decrease was also driven by lower MRI-CAD product sales due to the Company’s exclusive distribution partner exercising its right in August 2015 to a fully paid-up license to distribute the software. This provided the

Company with a cash payment of $2.0 million during the third quarter of 2015 that is being amortized over the term of the contract through July 2017. Service revenue for the third quarter of 2016 was approximately 66% of total revenues compared to approximately 53% of total revenues in the third quarter of 2015.

	Three months ended September 30,
	2016	2015	% Change
Product revenue	$2,044	$4,515	(54.7)%
Service revenue	3,959	5,067	(21.9)%

Total Revenue	$6,003	$9,582	(37.4)%

Total therapy revenue for the third quarter of 2016 decreased by 57%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue decreased by 21%, which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Three months ended September 30,
	2016	2015	% Change
Detection revenue
Product revenue	$1,991	$3,230	(38.4)%
Service revenue	2,143	1,972	8.7%

Detection Revenue	$4,134	$5,202	(20.5)%

Therapy revenue
Product revenue	$53	$1,285	(95.9)%
Service revenue	1,816	3,095	(41.3)%

Therapy Revenue	$1,869	$4,380	(57.3)%

Total Revenue	$6,003	$9,582	(37.4)%

Gross Profit: Gross profit for the third quarter of 2016 decreased to $4.1 million, or 68% of revenue, from $6.8 million, or 71% of revenue, for the third quarter of 2015.

Operating Expenses: Total operating expenses for the third quarter of 2016 decreased to $6.8 million from $7.2 million for the third quarter of 2015. The year-over-year decline reflects the effect of the Company’s cost reduction initiatives, implemented in 2015.

Net Loss: Net loss for the third quarter of 2016 was $(2.7) million, or $(0.17) per share, compared with net loss of $(0.4) million, or $(0.03) per share, for the third quarter of 2015.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss $(1.6) million for the third quarter of 2016, compared with non-GAAP adjusted EBITDA of $0.7 million, or 8% of revenue, for the third quarter of 2015.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for the third quarter of 2016 was $(2.6) million, or $(0.16) per share, compared with a non-GAAP adjusted net loss of $(0.4) million, or $(0.03) per share, for the third quarter of 2015.

Cash and Cash Equivalents: As of September 30, 2016, the Company had cash and cash equivalents of $10.5 million, compared with $15.3 million as of December 31, 2015. The Company used $0.9 million of cash from operating activities in the third quarter of 2016.

First Nine Months of 2016 Financial Results

Revenue: Total revenue for the nine months ended September 30, 2016 decreased 43% to $19.4 million from $33.9 million for the nine months ended September 30, 2015, reflecting a 36% decrease in product revenue and a 47% decrease in service revenue. The decrease in the Company’s revenue in the first nine months of 2016 was primarily driven by lower Xoft system sales and the negative impact resulting from general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States in 2015. The decrease was also driven by a reduction of approximately $2.1 million of MRI-CAD product sales due to the Company’s exclusive distribution partner exercising its right in August 2015 to a fully paid-up license to distribute the software. This provided the Company with a cash payment of $2.0 million during the third quarter of 2015 that is being amortized over the term of the contract through July 2017. Service revenue for the nine months ended September 30, 2016 was approximately 62% of total revenues compared to approximately 66% of total revenues for the nine months ended September 30, 2015.

	Nine months ended September 30,
	2016	2015	% Change
Product revenue	$7,490	$11,569	(35.3)%
Service revenue	11,920	22,376	(46.7)%

Total Revenue	$19,410	$33,945	(42.8)%

Total therapy revenue for the nine months ended September 30, 2016 decreased by 66%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue decreased by 13%, which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue. When adjusted for the $2.1 million reduction in MRI-CAD product revenue, Cancer Detection revenues increased approximately $0.1 million.

	Nine months ended September 30,
	2016	2015	% Change
Detection revenue
Product revenue	$6,580	$9,058	(27.4)%
Service revenue	6,381	5,887	8.4%

Detection Revenue	$12,961	$14,945	(13.3)%

Therapy revenue
Product revenue	$910	$2,511	(63.8)%
Service revenue	5,539	16,489	(66.4)%

Therapy Revenue	$6,449	$19,000	(66.1)%

Total revenue	$19,410	$33,945	(42.8)%

Gross Profit: Gross profit for the nine months ended September 30, 2016 decreased to $14.0 million, or 72% of revenue, from $24.1 million, or 71% of revenue, for the nine months ended September 30, 2015. Gross profit for the first nine months of 2016 included a U.S. medical device excise tax refund of $0.5 million.

Operating Expenses: Total operating expenses for the nine months ended September 30, 2016 decreased to $20.7 million from $51.8 million for the nine months ended September 30, 2015, which included $27.4 million of goodwill and long-lived asset impairment. Operating expenses for the first nine months of 2015 were $24.3 million excluding the impairment. The year-over-year decline reflects the effect of the Company’s cost reduction initiatives implemented in 2015.

Net Loss: Net loss for the nine months ended September 30, 2016 was $(6.8) million, or $(0.43) per share, compared with net loss of $(30.0) million, or $(1.92) per share, for the nine months ended September 30, 2015.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(3.3) million for the nine months ended September 30, 2016, compared with non-GAAP adjusted EBITDA of $5.0 million, or 15% of revenue, for the nine months ended September 30, 2015.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for the nine months ended September 30, 2016 was $(6.5) million, or $(0.41) per share, compared with breakeven non-GAAP adjusted net income for the nine months ended September 30, 2015.

Financial Guidance

As the Company is in the early stage of educating customers on the updated reimbursement for non-melanoma skin cancer treatment in the United States, the Company is not providing financial guidance at this time.

Conference Call

iCAD management will host a conference call today at 8:30 a.m. Eastern Time to discuss the financial results and provide a company update. The dial-in numbers are (855) 217-4501 for domestic callers and (716) 220-9431 for international callers. The conference ID is 3067430. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its fourth quarter 2016 financial results. In addition, a telephonic replay of the conference call will be available until November 9, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID is 3067430.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, including the 10-K for the year ended December 31, 2015, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow

646-536-7020

iCAD@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Products	$2,044	$4,515	$7,490	$11,569
Service and supplies	3,959	5,067	11,920	22,376

Total revenue	6,003	9,582	19,410	33,945

Cost of revenue:
Products	236	1,110	611	2,731
Service and supplies	1,370	1,362	3,911	5,722
Amortization and depreciation	296	289	899	1,431

Total cost of revenue	1,902	2,761	5,421	9,884

Gross profit	4,101	6,821	13,989	24,061

Operating expenses:
Engineering and product development	2,360	2,093	6,835	6,621
Marketing and sales	2,322	2,697	7,379	9,692
General and administrative	1,783	2,118	5,586	6,661
Amortization and depreciation	288	257	867	1,373
Goodwill and long-lived asset impairment	—	—	—	27,443

Total operating expenses	6,753	7,165	20,667	51,790

Loss from operations	(2,652)	(344)	(6,678)	(27,729)

Loss from extinguishment of debt	—	—	—	(1,723)
Interest expense	(16)	(46)	(60)	(623)
Other income	3	4	10	18

Other expense, net	(13)	(42)	(50)	(2,328)

Loss before income tax expense	(2,665)	(386)	(6,728)	(30,057)

Tax (expense) benefit	0	(16)	(45)	12

Net loss and comprehensive loss	$(2,665)	$(402)	$(6,773)	$(30,045)

Net loss per share:
Basic	$(0.17)	$(0.03)	$(0.43)	$(1.92)

Diluted	$(0.17)	$(0.03)	$(0.43)	$(1.92)

Weighted average number of shares used in computing loss per share:
Basic	15,957	15,725	15,896	15,670

Diluted	15,957	15,725	15,896	15,670

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$10,483	$15,280
Trade accounts receivable, net of allowance for doubtful accounts of $176 in 2016 and $236 in 2015	4,727	7,488
Inventory, net	4,405	4,315
Prepaid expenses and other current assets	1,218	684

Total current assets	20,833	27,767

Property and equipment, net of accumulated depreciation of $6,229 in 2016 and $5,475 in 2015	1,605	2,307
Other assets	53	94
Intangible assets, net of accumulated amortization of $11,650 in 2016 and $10,897 in 2015	4,220	4,274
Goodwill	14,491	14,198

Total assets	$41,202	$48,640

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,312	$1,593
Accrued and other expenses	4,828	4,220
Notes and lease payable - current portion	245	969
Deferred revenue	6,382	7,497

Total current liabilities	12,767	14,279

Deferred revenue, long-term portion	691	1,079
Other long-term liabilities	—	450
Capital lease - long-term portion	—	86

Total liabilities	13,458	15,894

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,199,511 in 2016 and 15,923,349 in 2015; outstanding 16,013,680 in 2016 and 15,737,518 in 2015	162	159
Additional paid-in capital	213,280	211,512
Accumulated deficit	(184,283)	(177,510)
Treasury stock at cost, 185,831 shares in 2016 and 2015	(1,415)	(1,415)

Total stockholders’ equity	27,744	32,746

Total liabilities and stockholders’ equity	$41,202	$48,640

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the nine months ended September 30,
	2016	2015
	(in thousands)
Cash flow from operating activities:
Net loss	$(6,773)	$(30,045)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	830	1,565
Depreciation	935	1,239
Bad debt provision	133	341
Stock-based compensation expense	1,648	1,601
Amortization of debt discount and debt costs	(12)	337
Interest on settlement obligations	69	124
Loss on extinguishment of debt	—	1,723
Gain from acquisition settlement	(249)	—
Goodwill and long-lived asset impairment	—	27,443
Loss on disposal of assets	9	125
Changes in operating assets and liabilities (net of the effect of the acquisitions):
Accounts receivable	2,706	821
Inventory	(82)	(1,418)
Prepaid and other current assets	(493)	(197)
Accounts payable	(281)	(593)
Accrued expenses	78	(1,904)
Deferred revenue	(2,380)	(1,187)

Total adjustments	2,911	30,020

Net cash used for operating activities	(3,862)	(25)

Cash flow from investing activities:
Additions to patents, technology and other	(8)	(37)
Additions to property and equipment	(248)	(889)
Acquisition of VuComp M-Vu Breast Density	—	(1,700)
Acquisition of VuComp M-Vu CAD	(6)	—

Net cash used for investing activities	(262)	(2,626)

Cash flow from financing activities:
Stock option exercises	188	349
Taxes paid related to restricted stock issuance	(65)	(87)
Principal payments of capital lease obligations	(796)	(1,045)
Principal repayment of debt financing, net	—	(11,250)

Net cash used for financing activities	(673)	(12,033)

Decrease in cash and equivalents	(4,797)	(14,684)
Cash and equivalents, beginning of period	15,280	32,220

Cash and equivalents, end of period	$10,483	$17,536

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Net Loss	$(2,665)	$(402)	$(6,773)	$(30,045)

Interest Expense	16	46	60	623
Other income	(3)	(4)	(10)	(18)
Stock Compensation	446	537	1,648	1,601
Depreciation	330	343	1,012	1,239
Amortization	253	203	753	1,565
Tax expense	—	16	45	(12)
Severance	—	—	—	587
Loss on sale of Assets	—	—	1	201
Loss from extinguishment of debt	—	—	—	1,723
Gain on warrant	—	—	—	—
Litigation	—	—	(249)	—
Acquisition related	74	—	201	92
Goodwill and long-lived asset impairment	—	—	—	27,443

Non GAAP Adjusted EBITDA	$(1,549)	$739	$(3,312)	$4,999

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Net Loss	$(2,665)	$(402)	$(6,773)	$(30,045)
Adjustments to net loss:
Severance	—	—	—	587
Loss on sale of Assets	—	—	1	201
Loss from extinguishment of debt	—	—	—	1,723
Litigation	—	—	123	—
Acquisition related	74	—	201	92
Goodwill and long-lived asset impairment	—	—	—	27,443

Non GAAP Adjusted Net (Loss) income	$(2,591)	$(402)	$(6,448)	$1

Net (loss) income per share
GAAP Net (loss) income per share	$(0.17)	$(0.03)	$(0.43)	$(1.92)
Adjustments to net (loss) income (as detailed above)	0.01	—	0.02	1.92

Non GAAP Adjusted Net (loss) income per share	$(0.16)	$(0.03)	$(0.41)	$0.00

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, loss on extinguishment of debt, amortization of acquired intangibles, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income (loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification, loss on extinguishment of debt and asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on sale of assets relates to the loss incurred on the disposal of assets. The Company excludes this non-cash charge as this item is not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations.

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Acquisition related: relates to professional service fees due to the acquisitions of VuComp. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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